UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2005

GOLD KIST INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	2-59958	20-1163666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Perimeter Center Parkway, NE, Atlanta, Georgia, 30346

(Addresses of Principal Executive Offices, including Zip Code)

(770) 393-5000

(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements.

On April 29, 2005, Gold Kist Inc. (the “Company”) entered into a change in control agreement with William T. Andersen, Vice President Marketing and Sales. The information set forth under Item 8.01 of this report is incorporated in this Item 1.01 by this reference. The terms of Mr. Andersen’s change in control agreement are identical to those contained in the form of change in control agreement entered into with Mssrs. Stephen O. West and Donald W. Mabe. A description of the material terms of such change in control agreement was included in the Company’ s Current Report on Form 8-K (File No. 000-50925), under the subheading “Change in Control Agreements with Executive Officers and Others,” as filed with the Securities and Exchange Commission on January 28, 2005, and such description is incorporated herein by reference.

The change in control agreement between the Company and Mr. Andersen is filed as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 8.01.	Other Events.

On April 29, 2005, the Company appointed William T. Andersen as Vice President, Sales and Marketing, of the Company. The information set forth under Item 1.01 of this report is incorporated in this Item 8.01 by this reference. A copy of Gold Kist’s news release announcing Mr. Andersen’s appointment is attached as Exhibit 99.1 to this report.

Mr. Andersen, 43, has served as senior director of sales and marketing for the last ten months. In 2001, Mr. Andersen joined Gold Kist as director of further processed products. Mr. Andersen came to Gold Kist with more than 10 years of experience in poultry processing and food product manufacturing and sales.

Mr. Andersen is not related to any other director or executive officer of the Company and has no relationships or transactions with the Company outside the context of his employment with the Company and his change in control agreement.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Change in Control Agreement between Gold Kist Inc. and William Andersen, dated April 29, 2005

99.1	Press release, dated May 4, 2005, issued by Gold Kist Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD KIST INC.

/s/ Stephen O. West
Stephen O. West
Chief Financial Officer and Vice President

Date: May 4, 2005